CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-38035) of our reports dated September 15, 2000, with respect to the consolidated balance sheet of Prophet 21, Inc. and subsidiaries as of June 30, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, and related schedule, which reports appear in the June 30, 2000 annual report on Form 10-K/A of Prophet 21, Inc.


KPMG LLP

Philadelphia, Pennsylvania
October 27, 2000